(Goodrich LOGO)

News Release
Media Contact:	Lisa Bottle	Goodrich Corporation
Phone:	704 423 7060	Four Coliseum Centre
2730 West Tyvola Road
Investor Contact:	Paul Gifford	Charlotte, NC 28217-4578
	704 423 5517	Tel: 704 423 7000
Fax: 704 423 7127
www.goodrich.com

Goodrich reaches agreement to sell Noveon PIK notes for par value of $156 million and expects to record a write-off of its investment in Cordiem LLC

•	Sale of PIK notes, along with expected sale of Avionics business, fulfills asset monetization commitment

•	Free cash flow guidance remains unchanged, net proceeds from sale of PIK notes to be used to pay down short-term debt

•	Overall 2003 EPS guidance lowered to $1.60 — $1.75 to reflect impact of PIK notes sale and Cordiem charge, for continuing operations, excluding special items

CHARLOTTE, NC, March 10, 2003 – Goodrich Corporation announced today that it has reached an agreement to sell the Noveon International, Inc. payment-in-kind (PIK) notes that it received in connection with the sale of its Performance Materials segment in February 2001. Goodrich expects gross proceeds from the sale of $157 million, including approximately $1 million of accrued interest, and expects to report a pre-tax gain of approximately $7 million on the sale. The sale is expected to be completed during the next two weeks, and the sale proceeds will be used to pay down existing short-term debt.

Along with the expected sale of Goodrich’s Avionics business, the sale of the PIK notes fulfills the asset monetization commitment undertaken to pay down short-term debt associated with the TRW Aeronautical Systems acquisition. Upon completion of these transactions, the company will have monetized approximately $500 million of assets.

Additionally, Goodrich expects to record a pre-tax, non-cash charge of approximately $11.7 million in the first quarter of 2003 relating to the write-off of its investment in Cordiem LLC, which has ceased operations. Cordiem is an aerospace e-business venture between suppliers and airlines in which Goodrich has an equity interest.

The expected impact of these actions on 2003 fully diluted earnings per share (EPS) guidance is as follows:

•	The PIK note sale is expected to result in a first quarter pre-tax gain of approximately $7 million, or about $0.04 per diluted share. Loss of the non-cash, pre-tax, interest income from the PIK notes is expected to reduce income by about $1 million in the first quarter 2003, and by about $5 million in each subsequent quarter, resulting in a reduction of pre-tax income of about $16 million, or $0.09 per diluted share, after-tax, in 2003. Reduced interest expense on existing debt should partially offset the loss of interest income. It is expected that this offset is approximately $2 million, or $0.01 per diluted share, for the balance of 2003. In total, the impact on diluted earnings per share is expected to be about ($0.04) for 2003.

	Pre-tax	EPS Impact
	$ in Millions

Decreased Interest Income (2003)	($16)	($0.09)
Decreased Interest Expense (2003)	$2	$0.01
Book Gain on Sale	$7	$0.04
Total 2003 EPS Impact		($0.04)

•	The write-off of the investment in Cordiem is expected to result in a pre-tax, non-cash charge to earnings of $11.7 million, or ($0.07) per diluted share for the first quarter and the full year 2003.

These actions do not have a significant impact on free cash flow (defined as operating cash flow from continuing operations adjusted for cash payments related to special items, less capital expenditures), as the PIK interest and the Cordiem write-off are non-cash items and the net proceeds from the sale of the PIK note will be classified as cash from investing activities. The free cash flow impact is limited to the slight lowering of interest expense in 2003. Thus, the company’s guidance for free cash flow for 2003 remains unchanged at between $250 million to $280 million, substantially greater than 100% of net income. Relative to the most directly comparable GAAP financial measure, the company’s guidance for net cash provided by operating activities also remains unchanged at between $350 million to $400 million. Cash payments in 2003 for restructurings that have already been announced, or are anticipated at this time, are expected to be between $35 million and $45 million. Capital expenditures in 2003 are expected to be $150 million to $170 million.

The company’s outlook for 2003 has been revised only to reflect the items discussed above. Although significant uncertainty continues to impact many of the served market segments for the company’s products, Goodrich believes previously announced operational guidance remains valid assuming there is no significant adverse impact on Goodrich and its customers from potential military conflicts, acts of terrorism or additional airline bankruptcy filings. Based on these assumptions and the other assumptions and expectations noted in its Annual Report on Form 10-K for the year ended December 31, 2002, Goodrich now expects 2003 earnings per diluted share from continuing operations, excluding special items, to be between $1.60 and $1.75. Special items for 2003, as previously estimated, are expected to be approximately $20 to $25 million, pre-tax, or between $0.11 and $0.14 per diluted share, based on the restructuring activities identified to date. Thus, including special items, diluted earnings per share from continuing operations are expected to be between $1.45 and $1.60 on an “as reported” basis. Goodrich continues to expect first quarter 2003 results from continuing operations, excluding special items, to be the weakest of the year.

(Goodrich LOGO)

Goodrich Corporation, a Fortune 500 company, is a leading global supplier of systems and services to the aerospace industry. Goodrich technology is involved in making aircraft fly... helping them land... and keeping them safe. Serving a global customer base with significant worldwide manufacturing and service facilities, Goodrich is one of the largest “pure play” aerospace companies in the world. For more information visit http://www.goodrich.com

Forward-looking Statements

Certain statements made in this release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 regarding the Company’s future plans, objectives, and expected performance. Specifically, statements that are not historical facts, including statements accompanied by words such as “believe,” “expect,” “anticipate,” “intend,” “estimate,” or “plan,” are intended to identify forward-looking statements and convey the uncertainty of future events or outcomes. The Company cautions readers that any such forward-looking statements are based on assumptions that the Company believes are reasonable, but are subject to a wide range of risks, and actual results may differ materially.

Important factors that could cause actual results to differ include, but are not limited to: the extent to which the Company is successful in integrating Aeronautical Systems and achieving expected operating synergies; the extent to which the Company is successful in completing the sale of its Avionics business; global demand for aircraft spare parts and aftermarket services; the impact of the terrorist attacks on September 11, 2001 and their aftermath, including potential military conflicts or acts of terrorism; the timing related to restoring consumer confidence in air travel; the health of the commercial aerospace industry, including the impact of additional bankruptcies in the airline industry; demand for and market acceptance of new and existing products, such as the Airbus A380 and the Joint Strike Fighter; potential cancellation of orders by customers; successful development of products and advanced technologies; competitive product and pricing pressures; the solvency of Coltec Industries Inc at the time of and subsequent to the spin-off of EnPro Industries, Inc. and the ability of Coltec’s subsidiaries to satisfy their asbestos-related liabilities following the spin-off; domestic and foreign government spending, budgetary and trade policies; economic and political changes in international markets where the Company competes, such as changes in currency exchange rates, inflation rates, recession and other external factors over which the Company has no control; and the outcome of contingencies (including completion of acquisitions, divestitures, litigation and environmental remediation efforts). Further information regarding the factors that could cause actual results to differ materially from projected results can be found in the company’s filings with the Securities and Exchange Commission, including in the Company’s Annual Report on Form 10-K for the year ended December 31, 2002.

The Company cautions you not to place undue reliance on the forward-looking statements contained in this release, which speak only as of the date on which such statements were made. The Company undertakes no obligation to release publicly any revisions to these forward-looking statements to reflect events or circumstances after the date on which such statements were made or to reflect the occurrence of unanticipated events.

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